EXHIBIT 32.1

Certification

The undersigned, John T. Thomas, the Chief Executive Officer and President of Physicians Realty Trust (the “Company”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that, to the best of his knowledge:

1.                                      the Quarterly Report for the period ended June 30, 2013 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.                                      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 30, 2013	/s/ John T. Thomas
John T. Thomas
Chief Executive Officer and President